Exhibit 99.1

Company Contact:	Investor Relations Contacts:
Rob Lewis, CFO	David Barnard & Kirsten Chapman
iMergent, Inc.	Lippert/Heilshorn & Assoc.
801.431.4695	415.433.3777
investor_relations@imergentinc.com	David@lhai-sf.com

iMergent Announces Appointment of Robert M. Kamm to Board

OREM, Utah, September 19, 2005 – iMergent, Inc. (AMEX: IIG), a leading provider of eCommerce and software for small businesses and entrepreneurs, today announced it has appointed Robert M. Kamm, 48, to its board of directors, increasing board membership to five overall and the number of independent directors to three.  Kamm will be chairman of the Audit Committee.

“I am delighted to welcome Bob to the board of iMergent,” said Don Danks, chairman and chief executive officer.  “Bob’s extensive financial, board and managerial expertise will be a tremendous asset to iMergent as we work to complete our financial restatements. In addition, we look forward to Bob’s keen insights in entrepreneurial management and online business as we move forward in our growth strategy.”

Kamm has over 25 years experience in large and small companies and is currently president, chief executive officer and board member of TransDecisions, Inc., a provider of an Internet-based software platform for enterprise logistics and transportation applications.  From 1998 to 2000, he was president, chief executive officer and board member of Biometric Identification, Inc. (now BioScrypt, Inc.), a leading provider of identification verification technology.  Kamm was chief operating officer and chief financial officer of VideoActive Corp., a video server company for the cable industry, from 1997 to 1998. From 1988 to 1995, Kamm was president, chief executive officer and board member of Online Mortgage Documents, an online document preparation service for lenders, which was sold to Stewart Title in 1995.  In addition, Kamm operated his own investment banking firm from 1987 to 1988 and previously worked in various managerial and executive capacities for Union Bank, Ernst & Whinney and General Motors.

Mr. Kamm holds a masters of business administration degree in finance from UCLA and a bachelor of science degree in marketing and economics from Alfred University.

With this appointment, the company complies with all applicable rules and regulations for director independence.

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business product or idea via the Internet.  Headquartered in Orem, Utah the company sells its proprietary StoresOnline™ software and training services, helping users build a successful Internet strategy to market products, accept online orders, analyze marketing performance, and manage pricing and customers. In connection with software, iMergent offers site development, web hosting, marketing and mentoring products.  iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs. These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and encourage them to make purchases.

iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.

Safe Harbor Statement

Statements made in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of iMergent and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, without limitation, the company’s continued ability to maintain operations; the company’s ability to maintain revenues; our being deemed to be in compliance with GAAP; our ability to file financial statements; the ability to file its 10-K;  the company’s ability to maintain its AMEX listing; the ability to grow and or implement a growth strategy; the company’s ability to attract and retain key management and other personnel; the results of Class Action suits filed; employees complying with company policy and laws.  The company undertakes no obligation to update this forward-looking information.

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